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Exhibit 99

VIA NET.WORKS Announces Sale of its Mexican Operation

Company Focuses on Europe as Core Operating Region

        RESTON, VA (September 6, 2002)—VIA NET.WORKS, Inc. (Nasdaq and EASE: VNWI) today announced the sale of its Mexican subsidiary, VIA NET.WORKS México, S.A. de C.V. to a group led by the current Mexican management team. Together with the earlier sale of its operations in Argentina and Brazil, VIA has now completed the divestiture of its Latin American properties.

        "This sale represents another important component of our turnaround plan," said Karl Maier, President and Chief Operating Officer and acting Chief Executive Officer, VIA NET.WORKS. "As stated previously we are increasing our focus on Europe as our core operating region. With the divestiture of our Mexican operation, we can now concentrate on the success of our eight European country markets and leverage the expertise in managed web-hosting of our U.S. operation to enhance our European hosting services."

About VIA NET.WORKS, Inc.

        VIA NET.WORKS, Inc. (Nasdaq and EASE: VNWI) is a single-source provider of managed Internet services for businesses, with operations in North America and Europe.

        VIA local operations offer a comprehensive portfolio of flexible and reliable managed Internet services encompassing areas such as connectivity, hosting, security, messaging, and professional services. VIA is a facilities-based Internet services company, managing its own backbone network. This unique combination—the agility of a local, customer-focused company and the reliability of an international high-speed network—allows VIA to be highly responsive to specific customer needs and to deliver quality solutions. VIA is headquartered at 12100 Sunset Hills Road, Reston, Virginia, USA, 20190. More information about VIA can be obtained by visiting our website at www.vianetworks.com.

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  Exhibit 99
VIA NET.WORKS Announces Sale of its Mexican Operation